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                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                 FOR TENDER OF

                          SWEETHEART CUP COMPANY, INC.
         12% SENIOR SUBORDINATED NOTES DUE 2003 (CUSIP NO. 870426 AA1)

                                       TO

                          SWEETHEART CUP COMPANY INC.

                   (Not to be used for Signature Guarantees)

     This Notice of Guaranteed Delivery (or one substantially in the form hereof) must be used to accept the offer by Sweetheart Cup Company Inc. to
exchange up to $110,000,000 aggregate principal amount of      % Senior
Subordinated Notes due 2005 for all of its outstanding 12% Senior Subordinated Notes due 2003 on the terms and conditions set forth in the Prospectus dated
          , 2003 (the "Prospectus") and in the related Consent and Letter of Transmittal and instructions thereto (together with the Prospectus, the "Offer Documents") if (a) certificates representing the notes are not immediately available; (b) time will not permit all required documents to reach Wells Fargo Bank Minnesota, NA as the Exchange Agent on or prior to the Expiration Date (as defined in the Prospectus); or (c) the procedure for book-entry transfer, as set forth in the Prospectus, cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Exchange Agent. See "The Exchange Offer and Consent Solicitation -- Procedures for Tendering Notes" in the Prospectus.

   The Exchange Agent for the Exchange Offer and the Consent Solicitation is:

                         WELLS FARGO BANK MINNESOTA, NA

 By registered or certified mail:        By overnight delivery:               By hand delivery:

  Wells Fargo Bank Minnesota, NA     Wells Fargo Bank Minnesota, NA     Wells Fargo Bank Minnesota, NA
         213 Court Street                   213 Court Street                   213 Court Street
            Suite 703                          Suite 703                          Suite 703
       Middletown, CT 06457               Middletown, CT 06457               Middletown, CT 06457

            Facsimile transmission (for eligible institutions only):

                                 (860) 704-6219

              For information, please call the Exchange Agent at:

                                 (860) 704-6217

 DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER
         THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     The Guarantee at the back of this notice must be completed.

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Ladies and Gentlemen:

     The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Offer Documents, receipt of which is hereby acknowledged, the aggregate principal amount of Notes indicated below pursuant to the guaranteed delivery procedures set forth under "The Exchange Offer and Consent Solicitation -- Procedure for Tendering Notes" in the Prospectus.

Principal Amount of Notes Tendered: $
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DTC Account Number:
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If notes are certificated, provide the following information:

Name(s) of Registered Holder(s):
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Note Certificate No.(s) (if available):
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Date:
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     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs personal representatives, successors and assigns of the undersigned.

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                     ON           , 2003, UNLESS EXTENDED.

                                PLEASE SIGN HERE

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
X
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X
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
  Signature(s) of Owner(s)                            Date
  or Authorized Signatory
Area Code and Telephone Number:
------------------------------------------------------------------------------------------------------

     Must be signed by the holder(s) of the notes as their name(s) appear(s) on a securities position listing (or, if the notes are certificated, by the registered holders of the notes or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                      Please print name(s) and address(es)

Name(s):
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Capacity:
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Address(es):
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                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or loaning agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees delivery to the Exchange Agent, at one of its addresses set forth above, of confirmation of the book-entry transfer of such notes to the Exchange Agent's account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus (or, in the case of certificated notes, such certificates in proper form for transfer) together with delivery of a properly completed and duly executed Consent and Letter of Transmittal (or facsimile copy thereof with original signature(s)) with any required signature guarantee, or an Agent's Message, and any other documents required by the Consent and Letter of Transmittal, within three business days after the date of execution of this Notice of Guaranteed Delivery.

     The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Consent and Letter of Transmittal and notes to the Exchange Agent within the time period indicated herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
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         Authorized Signature

Address:
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               Zip Code

Title:
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Name:
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         Please Type or Print

Area Code and Telephone No.:
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Date:
--------------------------------------- ,
2003

NOTE: DO NOT SEND NOTES WITH THIS NOTICE. TENDERED NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                        18